As filed with the Securities and Exchange Commission on August 1, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

POST-EFFECTIVE AMENDMENT NO. 1
on
FORM S-8
to
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SIELOX, INC.
(Exact Name of Registrant as specified in its charter)

Delaware		04-3551937
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
170 East Ninth Avenue Runnemede, New Jersey 08078 (856) 861- 4579
(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
______________
L Q Corporation, Inc. 1996 Equity Incentive Plan
(Full title of the plans)
______________ Melvyn Brunt Chief Financial Officer Sielox, Inc. 170 East Ninth Avenue Runnemede, New Jersey 08078 (856) 861- 4579 ______________
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Peter G. Smith, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 212-715-9100

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	1,265,920	(2)	(2)	(2)

(1)
Plus (i) an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) any additional preferred share purchase right granted under any rights plan relating to the shares above.

(2)
This Post-Effective Amendment No. 1 covers securities that were originally included in the Registrant’s registration statement on Form S-4 (File No. 333-143575), as amended by Amendment No. 1 to Form S-4 registration statement. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 registration statement is filed by the Registrant, and relates to a total of 1,265,920 shares of common stock of the Registrant, all of which were originally registered by the Registrant on the Form S-4 registration statement filed on June 7, 2007, as amended by Amendment No. 1 to the Form S-4 registration statement filed by the Registrant on June 20, 2007, and which became effective on June 21, 2007.

In connection with the merger (the “Merger”) of L Q Corporation, Inc. (“L Q Corporation”) with and into LQ Merger Corp. (“LMC”), a wholly-owned subsidiary of the Registrant, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 2007, as amended, by and among the Registrant, L Q Corporation and LMC, shares of common stock of L Q Corporation issuable upon the exercise or settlement of options and other equity awards granted under the L Q Corporation, Inc. 1996 Equity Incentive Plan will convert into corresponding awards covering the common stock of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by Sielox, Inc. (the “Company” or the “Registrant”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”) and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference:

(1)        The Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2006, including any amendments or supplements thereto.

(2)        The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

(3)        The Registrant’s Current Reports on Form 8-K filed January 5, 2007, January 11, 2007, February 27, 2007, April 23, 2007, May 22, 2007, June 20, 2007, July 19, 2007 and August 1, 2007.

(4)        The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2000 (File No. 000-29423), including any amendments or supplements thereto.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against liability under Section 145.

The Registrant’s Fifth Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”) provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

The Registrant’s by-laws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the 1933 Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1
Form of Fifth Amended and Restated Certificate of Incorporation of Sielox, Inc. (incorporated herein by reference to Sielox, Inc.’s Registration Statement on Form S-1 (File No. 333-92677), as amended, filed with the SEC on May 4, 1999).

4.2
Certificate of Amendment to Certificate of Incorporation of Sielox, Inc., effective as of July 31, 2007 (incorporated herein by reference to Sielox's Inc.'s Current Report on Form 8-K filed August 1, 2007).

5.1
Opinion of Kramer Levin Naftalis & Frankel LLP, as to the validity of the shares of Sielox, Inc.’s common stock (previously filed as Exhibit 5.1 to Amendment No. 1 to the Form S-4 registration statement filed on June 20, 2007 and incorporated herein by reference).

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (Included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	L Q Corporation, Inc. 1996 Equity Incentive Plan.

ITEM 9. REQUIRED UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 2, 2007.

SIELOX, INC.
By:	/s/ Melvyn Brunt

Name:	Melvyn Brunt
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvyn Brunt, his attorney-in fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective statements), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the 1933 Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Signature	Title
/s/ Sebastian E. Cassetta	President and Chief Executive Officer
Sebastian E. Cassetta	(principal executive officer)
/s/ Melvyn Brunt	Chief Financial Officer and Chief Accounting Officer (principal
Melvyn Brunt	financial and accounting officer)
/s/ Rory J. Cowan	Chairman of the Board
Rory J. Cowan
/s/ Raymond Steele	Director
Raymond Steele
/s/ James A. Mitarotonda	Director
James A. Mitarotonda

EXHIBIT INDEX

4.1
Form of Fifth Amended and Restated Certificate of Incorporation of Sielox, Inc. (incorporated herein by reference to Sielox, Inc.’s Registration Statement on Form S-1 (File No. 333-92677), as amended, filed with the SEC on May 4, 1999).

4.2
Certificate of Amendment to Certificate of Incorporation of Sielox, Inc., effective as of July 31, 2007 (incorporated herein by reference to Sielox's Inc.'s Current Report on Form 8-K filed August 1, 2007).

5.1
Opinion of Kramer Levin Naftalis & Frankel LLP, as to the validity of the shares of Sielox, Inc.’s common stock (previously filed as Exhibit 5.1 to Amendment No. 1 to the Form S-4 registration statement filed on June 20, 2007 and incorporated herein by reference).

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (Included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	L Q Corporation, Inc. 1996 Equity Incentive Plan